FOR IMMEDIATE RELEASE
January 9, 2015

CONTACTS:
Robin Elliott, CFO
217.365-4500
robin.elliott@busey.com

First Busey Corporation Announces the Acquisition of
 Herget Financial Corp. and Herget Bank, National Association

Champaign, IL – First Busey Corporation ("Busey") (NASDAQ: BUSE), the holding company for Busey Bank, today announced the completion of its previously announced acquisition of Herget Financial Corp. ("Herget Financial"), the holding company for Herget Bank, National Association ("Herget").  Under the terms of the definitive agreement, First Busey acquired 100% of Herget Financial's outstanding common stock for aggregate cash consideration of $34.1 million.  Busey will operate Herget as a separate banking subsidiary of Busey until it is merged with Busey Bank, which is expected to occur in the late first quarter of 2015.

Herget Financial, which is located in the Peoria-Pekin MSA, had total assets of approximately $279 million as of December 31, 2014.

Sheshunoff & Co Investment Banking, L.P. acted as financial advisor to Herget Financial with respect to the transaction and Hunton & Williams LLP acted as Herget Financial's legal counsel.  Barack Ferrazzano Kirschbaum & Nagelberg LLP acted as Busey's legal counsel.

Busey Corporate Profile
First Busey Corporation (Nasdaq:BUSE) is a $3.5 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, First Busey Corporation's wholly-owned bank subsidiary, is also headquartered in Champaign, Illinois and has twenty-eight banking centers serving Illinois, a banking center in Indianapolis, Indiana, and seven banking centers serving southwest Florida. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida. The wealth management professionals of Trevett Capital Partners can be reached through trevettcapitalpartners.com. Busey Bank had total assets of $3.5 billion as of September 30, 2014.

In addition, First Busey Corporation owns a retail payment processing subsidiary, FirsTech, Inc., through Busey Bank, which processes over 22 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 3,000 agent locations in 36 states. More information about FirsTech, Inc. can be found at firstechinc.com.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation.  Through Busey Trust Company, Busey Wealth Management provides asset management, investment and fiduciary services to individuals, businesses and foundations.  As of September 30, 2014, Busey Wealth Management's assets under care were approximately $5.0 billion.

For more information about Busey, visit www.busey.com

Special Note Concerning Forward-Looking Statements
This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Busey.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of Busey to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning Busey's general business (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III); (iii) changes in interest rates and prepayment rates of Busey's assets; (iv) increased competition in the financial services sector and the inability to attract new customers; (v) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vi) the integration of acquired entities, including Herget Financial; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Busey; (xi) the economic impact of any future terrorist threats or attacks; (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xiii) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Busey and its business, including additional factors that could materially affect Busey's financial results, is included in Busey's filings with the Securities and Exchange Commission.